Exhibit 10.1

Employment Agreement

This Employment Agreement (this “Agreement”) is dated as of March 5, 2014, and is made by and between Cadus Corporation, a Delaware corporation (the “Company”), and Hunter C. Gary (“Executive”).

W I T N E S S E T H:

WHEREAS, Executive and the Company desire to enter into an agreement for the employment of Executive by the Company on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the Company and Executive hereby agree as follows:

1.	Term; Services; Compensation; Expenses; Termination

1.1.       Term. The Company shall employ Executive for a term commencing on the date hereof (the “Commencement Date”) and ending when Executive’s employment shall terminate pursuant to Section 1.5 (the “Period”).

1.2.       Services. During the Period, Executive shall serve as President and Chief Executive Officer of the Company and in similar executive capacities for the Company’s subsidiaries as well as on such subsidiaries’ respective boards of directors or similar governing bodies, shall render such other services as the Board of Directors of the Company (the “Board”) may reasonably request from time to time as appropriate to such offices, and shall report to the Board. The Executive shall devote such time as may be required by the Board to perform his duties and responsibilities in such capacities.

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1.3.       Compensation. During the Period, the Company shall pay Executive a salary at an annual rate of $200,000, which shall be payable in accordance with the Company's payroll practices as in effect from time to time. Executive shall be entitled to such bonus, if any, as shall be determined from time to time by the Board in its sole discretion. It is understood that Executive shall not be entitled to any other fees, compensation, or employee benefits in connection with the performance of services for the Company.

1.4.       Expenses. The Company shall reimburse Executive for reasonable travel, lodging, meal and other reasonable expenses incurred by Executive in connection with Executive’s performance of services hereunder upon submission of evidence, satisfactory to the Company, of the incurrence and purpose of each such expense and otherwise in accordance with the Company’s expense policy as in effect from time to time.

1.5.       Termination. The Company and Executive shall each have the right to terminate the Period upon 30 days’ prior written notice to the other party hereto. In the event the Period is terminated pursuant to this Section 1.5, Executive shall only be entitled to receive any compensation and any expenses, in each case, accruing prior to the date of such termination, and Executive shall not be required to render any services hereunder after such date.

2.	Other Relationships

The Company expressly acknowledges and agrees that Executive is employed by and provides service to Icahn Enterprises L.P. and its affiliates and, during the term of this Agreement, will continue to be so employed and to provide services to, or at the request of, such entities, including, but not limited to, as an employee, officer, director, advisor, representative or in any other capacity.

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3.	Confidentiality

During the Period and following any termination thereof, without the prior written consent of a duly authorized representative of the Company, except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency, in which event, Executive shall use Executive’s best efforts to consult with the Company prior to responding to any such order or subpoena, and except as Executive may deem appropriate in performance of his duties hereunder, Executive shall not disclose any confidential information of the Company or any of its subsidiaries to any entity or person unless such Confidential Information has been previously disclosed to the public generally or is in the public domain (in each case, other than by reason of Executive’s breach of this Section 3). Notwithstanding the foregoing, the Company acknowledges and agrees that Executive has access to the advice of Carl Icahn and that Executive is free to discuss the business and opportunities of the Company with Mr. Icahn and to disclose confidential information of the Company or any of its subsidiaries in connection therewith, upon the undertaking (written or verbal) of Mr. Icahn to maintain such information as confidential.

4.	Entire Agreement

This Agreement constitutes the entire agreement between the Company and Executive with respect to the subject matter hereof, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by the Company and Executive with respect thereto. All prior correspondence and proposals (including, but not limited to, summaries of proposed terms) and all prior offer letters, promises, representations, understandings, arrangements and agreements relating to such subject matter (including, but not limited to, those made to or with Executive by any other person) are merged herein and superseded hereby.

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5.	Miscellaneous

5.1.       Binding Effect; Assignment. This Agreement shall be binding on and inure to the benefit of the Company and its successors and permitted assigns. This Agreement shall also be binding on and inure to the benefit of Executive and Executive’s heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto, except as provided pursuant to this Section 5.1. The Company may effect such an assignment without prior written approval of Executive upon the transfer of all or substantially all of its business and/or assets (by whatever means).

5.2.       Indemnification. The Company agrees, to the fullest extent permitted by applicable law and in addition to any indemnification obligation or right set forth in the Company's bylaws or articles of incorporation  (the “Current Governing Documents") or under any policy of insurance, promptly to indemnify, defend and hold Executive harmless from any and all  claims, losses, damages, liabilities or expenses of any kind or character that he may incur, become obligated for, or suffer, including, but not limited to, reasonable attorney's fees and costs (which shall be reimbursed promptly upon presentation of invoices and shall include and not be limited to any such fees or cost incurred in enforcing this Agreement), judgments, fines, settlements, arising as a result of, or related to, or in connection with, Executive's discharge or performance of his duties and responsibilities hereunder. The indemnification obligations under this Agreement and under all Current Governing Documents (which shall apply to Executive in accordance with the current terms thereof regardless of any change thereto after the date hereof) shall be irrevocable, shall apply during the Period and at all times thereafter, and shall survive any termination of the employment of Executive or of this Agreement indefinitely.

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5.3.       Taxes. All amounts payable and benefits provided hereunder shall be subject to any and all applicable taxes, as required by applicable Federal, state, local and foreign laws and regulations.

5.4.       Governing Law. This Agreement shall be governed in all respects, including as to interpretation, substantive effect and enforceability, by the internal laws of the State of New York, without regard to conflicts of laws provisions thereof that would require application of the laws of another jurisdiction other than those that mandatorily apply.

5.5.       Amendments; Waiver. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by a person authorized by the Company and is agreed to in writing by Executive. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

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5.6.       Waiver of Jury Trial. Except as otherwise provided herein, each of the parties hereto irrevocably waives all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

5.7.       Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

5.8.       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The parties hereto agree to accept a signed facsimile or portable document format copy of this Agreement as a fully binding original.

-- Signature page follows --

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IN WITNESS WHEREOF, the Company has duly executed this Agreement by its authorized representative, and Executive has hereunto set Executive’s hand, in each case effective as of the date first above written.

Cadus Corporation

By:	/s/ Jack G. Wasserman
Name: Jack G. Wasserman
Title: Director

Executive

/s/ Hunter C. Gary
Hunter C. Gary

[Signature Page to Employment Agreement]